Calculation of Filing Fee Tables
S-8
NOVAVAX INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Novavax, Inc. Amended and Restated 2013 Employee Stock Purchase Plan - Common Stock, par value $0.01 per share	Other	1,810,264	$ 10.85	$ 19,641,364.40	0.0001476	$ 2,899.07
2	Equity	Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan - Common Stock, par value $0.01 per share	Other	6,500,000	$ 10.85	$ 70,525,000.00	0.0001476	$ 10,409.49
Total Offering Amounts:						$ 90,166,364.40		$ 13,308.56
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,308.56
Offering Note
[1]	a. Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement also covers such additional shares of the Registrant's Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions. b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sale price of the Registrant's Common Stock, as reported by the Nasdaq Global Select Market on August 5, 2024, which were $11.55 and $10.15, respectively.

[2]	a. Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement also covers such additional shares of the Registrant's Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions. b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sale price of the Registrant's Common Stock, as reported by the Nasdaq Global Select Market on August 5, 2024, which were $11.55 and $10.15, respectively.